Exhibit 5.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form F-10 of our report dated January 22, 2008 relating to the financial statements of OPTI Canada Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Independent Accountants”.
/s/ PricewaterhouseCoopers LLP
Calgary, Alberta
January 28, 2008